UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

April 17, 2007

MOBILEPRO CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
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(Address of principal executive offices) (Zip Code)

(301) 315-9040
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(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Since the last Form 8-K filed April 5, 2007 by the Registrant (“Mobilepro”), it issued a total of 21,646,296 shares of its common stock to Cornell Capital Partners, LP (“Cornell Capital”) to pay $550,000 of principal and interest due under the terms of the four convertible debentures issued under the Securities Purchase Agreement dated August 28, 2006 for loans totaling $7,000,000 from Cornell Capital, which convertible debentures were reported in our Current Report on Form 8-K filed September 6, 2006 (the “Seven Million Dollar Debentures”). Under the terms of the Seven Million Dollar Debentures, Mobilepro has the right to pay principal and interest due in shares of Mobilepro’s common stock, which shares shall be valued at the lower of (i) $0.174 or (ii) a 7% discount to the average of the two lowest daily volume weighted average prices of Mobilepro’s common stock as quoted by Bloomberg, LP for the five trading days immediately following the scheduled payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright ------------------------------------ Jay O. Wright Chief Executive Officer MOBILEPRO CORP.

Date: April 23, 2007